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                                                       Exhibit 11

               CERNER CORPORATION AND SUBSIDIARIES
            COMPUTATION OF EARNINGS PER COMMON SHARE


                               Three Months Ended        Six Months Ended
                               July 3,    July 4,       July 3,    July 4,
                           __________________________________________________
                                1999       1998          1999       1998
                           ____________ ___________   ___________ ___________
Net Earnings before
  Extraordinary Item:      $   260,000  $ 5,369,000   $ 3,077,000 $ 6,040,000
                           ============ ===========   =========== ===========

Weighted average number
  of common and common stock
  equivalent shares:

  Basic weighted average
   number of outstanding
   common shares:           33,615,000   32,741,369    33,587,000  32,704,941
                           ____________ ___________   ___________ ___________

Basic earnings per
  common shares:           $      0.01  $      0.16   $      0.09 $      0.18
                           ____________ ___________   ___________ ___________

Dilutive effect (excess
  of number of shares
  issuable over number
  of shares assumed to
  be repurchased with
  the proceeds of exercised
  options and converted
  warrants based on the
  average market price
  during the period)           296,000      919,288       331,000     792,418
                           ____________ ___________   ___________ ___________

                            33,911,000   33,660,657    33,918,000  33,497,359
                           ____________ ___________   ___________ ___________

Diluted earnings per
  common and common stock  __________________________________________________
  equivalent shares:       $      0.01  $      0.16   $      0.09 $      0.18
                           ==================================================



Net Earnings (Loss) after
  Extraordinary Item:      $(1,135,000) $ 5,369,000   $ 1,682,000 $ 6,040,000
                           ============ ===========   =========== ===========

Weighted average number
  of common and common stock
  equivalent shares:

  Basic weighted average
   number of outstanding
   common shares:           33,615,000   32,741,369    33,587,000  32,704,941
                           ____________ ___________   ___________ ___________

Basic earnings (loss) per
  common shares:           $     (0.03) $      0.16   $      0.05 $      0.18
                           ____________ ___________   ___________ ___________

Dilutive effect (excess
  of number of shares
  issuable over number
  of shares assumed to
  be repurchased with
  the proceeds of exercised
  options and converted
  warrants based on the
  average market price
  during the period)           296,000      919,288       331,000     792,418
                           ____________ ___________   ___________ ___________

                            33,911,000   33,660,657    33,918,000  33,497,359
                           ____________ ___________   ___________ ___________

Diluted earnings (loss) per
  common and common stock  __________________________________________________
  equivalent shares:       $     (0.03) $      0.16   $      0.05 $      0.18
                           ==================================================

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